EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

1109519 Ontario Limited

The Sixty Two Investment Company Limited

810679 Ontario Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

Fairfax (US) Inc.

Zenith National Insurance Corp.

Zenith Insurance Company

Clearwater Insurance Company

TIG Holdings, Inc.

TIG Insurance Company

Fairmont Specialty Group Inc.

Fairmont Premier Insurance Company

Fairmont Specialty Insurance Company

Fairmont Insurance Company

Odyssey US Holdings Inc.

Odyssey Re Holdings Corp.

Odyssey Reinsurance Company

Clearwater Select Insurance Company

Crum & Forster Holdings Corp.

The North River Insurance Company

United States Fire Insurance Company

Fairfax (Barbados) International Corp.

Advent Capital (Holdings) Ltd.

Advent Capital (No. 3) Limited

Stonebridge Holding S.à.r.l.

Stonebridge Re S.A.

Fairfax Luxembourg Holdings S.à.r.l.

RiverStone Holdings Ltd.

RiverStone Insurance Limited

1823671 Ontario Limited

1874616 Ontario Limited

1874617 Ontario Limited

Northbridge Share Option 1 Corp.

Northbridge Financial Corporation

Northbridge General Insurance Corporation